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Adverum Biotechnologies, Inc.
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On April 21, 2021, Adverum Biotechnologies, Inc. issued the following press release:
verum Mails Letter to Stockholders Highlighting W-oCrlladss Board of Directors Overseeing Successful ADV-M022 Commercial LaunchSonic’s Nominees Lack Experience and Qualifications to Advance Adve’srum Commercialization Progress or Deliver Global Access to Vi-sSiaovning Gene  Therapy  As Adverum has progressed to late stage development in 2021, identifying the right talent and skillsets required to bring AD-V0M22 to millions of patients worldwide, so too has the quality of our Board. Simply put, our Board is extremely-pwoesliltioned as we accelerate our development and commercialization strategy and drive value for our stockholders.  VOTE THE WHITE PROXY CARD “FOR” ALL OF ADVERUM’S THREE HIGHLY QUALIFIED, DIVERSE AND INDEPENDENT DIRECTORS: DAWN SVORONOS, REED V. TUCKSON, M.D. AND THOMAS WOIWODE, PH.D.Meet Your Board NomineesA graphic accompanying this announcement is availablhetatpts://prdesk.globenewswire.com/api/ResourceLibraryFile/DownloadFile? source=pnr&Id=a1385167-dcab-4192-9443-02f9602e567eOUR THREE DIRECTOR CANDIDATES BRING CONSIDERABLE DIVERSITY OF THOUGHT AND CRITICAL SECTOR EXPERTISE TO SUPPORT A SUCCESSFUL COMMERCIAL LAUNCH OF ADVM-022Not only is Adverum’s Board slate ideally qualified to advance our strategy towards a Biologics License Application filing in 2024, w committed to continuous improvement. In the last two years, the Board has appointed seven new independent directors, three in and four thereafter, including Ms. Svoronos and Dr. Tuckson in December 2020 and February 2021, respectively. A’rendnowtestopping there. The Board is continuing its refreshment efforts and has already begun a process to recrui-tqauahliigtyhindependent director with commercial gene therapy experience to be named in 2021. As part of this process, we have been actively engaging with our stock about top candidates and already interviewed candidates to fill this slot.A vote on theWHITE proxy card is a vote FOR:A graphic accompanying this announcement is availablhetatpts://prdesk.globenewswire.com/api/ResourceLibraryFile/DownloadFile? source=pnr&Id=0d7b3f1-e48ab-46d4-97c6-a58a929f1dd0SONIC’S NOMINEES ARE NOT ADDITIVE TO THE ADVERUM BOARDAs you know, The Sonic Fund II, L.P. has proposed nominees that, if elected, together with its two designees appointed in 2019, w  Adverum Slate Background  Urges Stockholders to Vote thWe HITE Proxy Card“FOR” ALL of Adverum’s Three Highly Qualified, Diverse and Independent Directors: Dawn Svoronos, Reed V.Tuckson, M.D. and Thomas Woiwode, Ph.D.REDWOOD CITY, Calif., April 20, 2021 (GLOBE NEWSWIRE)-- AdverumBiotechnologies, Inc. (Nasdaq: ADVM), a clini-csatlage gene therapy companytargeting unmet medical needs in ocular and rare diseases, today announced that it is mailing a letter to stockholders in connection with its 2021 Annual Meeting of Stockholders“(Annual Meeting”) urging them to vote thWe HITE proxy card“FOR” ALLof Adverum’s three highly qualified directors standing for elec-tiDoanwn Svoronos,Reed V. Tuckson, M.D. and Thomas Woiwode, Ph.D. The Annual Meeting will be heldon May 12, 2021 and Adverum stockholders of record at the close of business on April Adverum Slate Background14, 2021 are entitled to vote at the Annual Meeting.Adverum Board MatrixThe full text follows and can be found on the investor section of the Company'swebsite athttps://investors.adverum.com/sharehol-dseerrvices/annua-lmeeting.April 21, 2021Dear Fellow Stockholder,Adverum has taken significant and deliberate steps in recent years to establish a world-class, highly qualified, independent and diverse Board of Directors. Your Board has the right mix of skills and experience as we move toward commercialization of ADVM-022, our one-time, in-office advanced gene therapy for the treatment of wetage-related macular degeneration“w( et AMD”) and diabetic macular edema“D( ME”),which are two of the leading causes of blindness impacting nine million people globally.  Adverum Board Matrix